Exhibit 99.1

News Release

For Release October 19, 2011

9:00 A.M.

Contact:               Joseph G. Sawyer, Senior Vice President & Chief Financial Officer or

Robin D. Brown, Senior Vice President & Director of Marketing

(803) 951- 2265

First Community Corporation Announces Substantial Increase in Earnings and Cash Dividend Highlights

•                  $790,000 in net income available to common shareholders; or $.24 per share

•                  Continued payment of cash dividend

•                  Capital ratios exceed regulatory expectations and continue to increase

•                  Loan portfolio quality better than peer and trends are positive with NPA ratio now at 1.92%

•                  Pure deposit growth momentum continues to be strong

•                  Record quarter for non-interest income driven by residential mortgage banking and financial planning / investment advisory lines of business

Lexington, SC — October 19, 2011  Today, First Community Corporation (Nasdaq:  FCCO), the holding company for First Community Bank, reported net income available to common shareholders for the third quarter of 2011.  Net income available to common shareholders for the third quarter of 2011 was $790 thousand, which is a 41.6% increase, as compared to $ 558 thousand in the preceding quarter and a 246.5% increase as compared to $228 thousand in the third quarter of 2010.  Diluted earnings per common share were $0.24 for the third quarter of 2011 as compared to $.17 for the second quarter of 2011, and as compared to $.07 in the third quarter of 2010.

Year-to-date 2011 net income available to common shareholders was $1.75 million compared to $960 thousand during the first nine months of 2010, an increase of 82.3%.  Diluted earnings per share for the first nine months of 2011 were $.53, an increase of 82.8% over the same period in 2010, which produced diluted earnings per share of $0.29.  Mike Crapps, President and CEO of First Community, commented, “I am especially pleased to report that this increase in earnings is driven by strong revenue growth, with significant contributions from our residential mortgage banking and our financial planning / investment advisory lines of business.”

Cash Dividend and Capital

The company announced that the Board of Directors has approved a cash dividend for the third quarter of 2011.  The company will pay a $.04 per share dividend to holders of the company’s common stock.  This dividend is payable November 15, 2011, to shareholders of record as of November 1, 2011.

During the third quarter of 2011, all of the company’s regulatory capital ratios continued to increase as compared to the prior year.  Each of these ratios (Leverage, Tier I Risk Based, and Total Risk Based) exceed the well capitalized minimum levels currently required by regulatory statute and the previously communicated higher capital ratios expected by the Bank’s primary regulator, the Office of the Comptroller of the Currency.  These new expectations are 8.00%, 10.00% and 12.00%, respectively.  At September 30, 2011, the company’s regulatory capital ratios (Leverage, Tier I Risk Based, and Total Risk Based) were 9.10%, 14.82% and 16.07%, respectively.  This compares to the same ratios as of September 30, 2010, of 8.77%, 13.43% and 14.66%, respectively.  Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 8.90%, 14.61% and 15.76%, respectively, as of September 30, 2011.  The company has previously noted that capital planning will continue to be a focus for the company.  The improvement in the capital ratios is a result of the company’s continued earnings and its success in executing its previously announced strategy of controlling the overall size of its balance sheet.

Further, the company’s ratio of tangible common equity to tangible assets showed growth increasing to 5.74% as of September 30, 2011; as compared to 5.00% as of December 31, 2010.  Tangible book value also increased to $10.53 per share as of September 30, 2011; as compared to $9.14 as of December 31, 2010.

Asset Quality

Loan Portfolio

Non-performing assets continued to improve, decreasing to $11.7 million (1.92% of total assets) at the end of the quarter, as compared to $13.2 million (2.20%) as of December 31, 2010.  This ratio compares favorably with the bank’s peer group non-performing assets ratio which the company believes to be in excess of 4.50%.  During the third quarter, non-accrual loans increased slightly from $3.3 million to $3.4 million, while other real estate owned (OREO) decreased from $9.0 million to $8.3 million.

Trouble debt restructurings, that are still accruing interest, increased during the quarter to $6.1 million from $3.0 million due to the temporary modifications made to one loan.  It is believed that this loan will return to its previous repayment structure.  Loans past due 30-89 days increased to $3.1 million (0.95% of loans) from $2.1 million (0.63% of loans) on a linked quarter basis.

Net loan charge-offs for the quarter were $368 thousand (0.44% annualized ratio), which is a slight increase as compared to the second quarter of 2011 total of $329 thousand (0.40% annualized ratio).  The company believes that this compares very favorably to its peer group average.  For the nine month period ending September 30, 2011, net loan charge offs remained relatively flat at $1.31 million (0.53% annualized ratio) which compares to the prior year same period net charge off amount of $1.38 million (0.54% annualized ratio).

It is also noteworthy that classified loans ended the quarter at $17.9 million.  This compares to the December 31, 2010 amount of $21.9 million and the June 30, 2011 level of $17.3 million.  The ratio of classified loans plus OREO continues to decrease and is below 50% at 45.05% of total bank regulatory risk-based capital as of September 30, 2011.

Balance Sheet

The company continued to move forward with its previously announced strategy of controlling the overall size of its balance sheet while improving the mix of both assets and liabilities.  As seen below, the company reported great success in growing pure deposits (deposits other than certificates of deposit), while reducing the balances of certificates of deposit; thereby achieving an even lower cost of funding.

(Numbers in millions)

	12/31/09	12/31/10	9/30/11	$ Variance	% Variance

Total Pure Deposits	$233.2	$259.8	$290.5	$30.7	11.8%

CDs <$100K	$122.4	$122.3	$110.2	$(12.1)	(9.9)%
CDs>$100K	79.2	73.2	72.5	(0.7)	(1.0)%
Brokered CDs	14.9	0.0	0.0	0.0	0.0%
Total CDs	$216.5	$195.5	$182.6	$(12.9)	(6.6)%

Total Deposits	$449.7	$455.3	$473.2	$17.9	3.9%

Customer Cash Management	20.7	12.7	16.9	4.2	33.1%
FHLB Advances	73.3	68.1	48.8	(19.3)	(28.3)%

Total Funding	$543.9	$536.2	$538.9	2.7	0.5%

Mr. Crapps commented, “Our success in serving our target market of local businesses and professionals is evidenced by the tremendous momentum we have built in the growth of pure deposits.  This success has enabled us to continue to reduce our cost of funds and control our balance sheet size by reducing certificates of deposit and Federal Home Loan Bank advances.  Certificates of deposit now represent only 38.6% of the total deposits.  As a result of this success, the cost of funds, including non-interest bearing demand deposits, has declined to 1.27% from 1.55% in the fourth quarter of 2010 and 1.33% in the second quarter of 2011.”  Mr. Crapps continued, “While we are pleased with the success on the liability side of the balance sheet, we remain disappointed in the weak demand in the market for loans.  The result of this is a decline in our loan portfolio and the residual cash flow invested in lower yielding investment securities.  Our bankers continue to aggressively seek sound loan opportunities.”

Net Interest Income/Net Interest Margin

Net interest income of $4.6 million for the second quarter of 2011 and the net interest margin of 3.37% remained unchanged from the prior quarter.  This is primarily due to the before mentioned reduction in cost of funding while holding loan yields relatively flat.  This has served to offset the reduction in investment portfolio yields.

Non-Interest Income

The company experienced a record quarter in non-interest income increasing to $1.7 million from $1.2 million (a 38.6% increase) in the prior quarter and $922 thousand (an 83.1% increase) in the third quarter of 2010.  This success was driven largely by the residential mortgage banking and the financial planning / investment advisory lines of business.

As previously disclosed, the bank expanded its residential mortgage banking business on July 29, 2011 with the addition of Palmetto South Mortgage, a division of First Community Bank.  Combined with the legacy mortgage unit, mortgage origination fees totaled $698 thousand for the third quarter of 2011, as compared to $263 thousand (a 165.4% increase) in the second quarter of 2011 and $342 thousand (a 104.1 % increase) in the third quarter of 2010.

The financial planning / investment advisory unit also enjoyed a record quarter with revenues of $218 thousand, as compared to $138 thousand (a 58.0% increase) in the second quarter of 2011 and $82 thousand (a 165.9% increase) in the third quarter of 2010.

Mr. Crapps commented, “We have been focused on serving our customers from our three primary lines of business, which are commercial and retail banking; residential mortgage banking; and financial planning / investment advisory services.  We have really worked hard to increase the non-interest income revenue contribution from these units and are pleased with the success this quarter.”

Non-Interest Expense

Non-interest expense increased in the third quarter of 2011 to $4.6 million from $4.4 million in the prior period of 2011.  The primary reason for this increase is the addition of Palmetto South Mortgage on July 29, 2011 and the variable compensation costs related to the success of the residential mortgage banking and the financial planning / investment advisory lines of business.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the midlands of South Carolina.  First Community Bank operates eleven banking offices located in Lexington, Richland, Newberry and Kershaw counties in addition to First Community Financial Consultants, a financial planning/investment advisory division and Palmetto South Mortgage, a separate mortgage division.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousand, except per share data)

	At September 30,		December 31,
	2011	2010	2010

Total Assets	$606,884	$611,449	$599,023
Other short-term investments (1)	8,522	21,599	19,347
Investment Securities	214,884	203,305	196,150
Loans held for sale	5,195	—	—
Loans	324,233	329,713	329,954
Allowance for Loan Losses	4,708	4,841	4,911
Total Deposits	473,160	461,631	455,344
Securities Sold Under Agreements to Repurchase	16,927	15,883	12,686
Federal Home Loan Bank Advances	48,824	68,826	68,094
Junior Subordinated Debt	15,464	15,464	15,464
Shareholders’ Equity	46,700	43,889	41,797

Book Value Per Common Share	$10.77	$10.07	$9.41
Tangible Book Value Per Common Share	$10.53	$9.75	$9.14
Equity to Assets	7.70%	7.18%	6.98%
Tangible common equity to tangible assets	5.74%	5.22%	5.00%
Loan to Deposit Ratio	69.62%	71.42%	72.46%
Allowance for Loan Losses/Loans	1.45%	1.47%	1.49%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:
Leverage Ratio	9.10%	8.77%	8.79%
Tier 1 Capital Ratio	14.82%	13.43%	13.73%
Total Capital Ratio	16.07%	14.66%	14.99%
Tier 1 Regulatory Capital	$54,741	$52,885	$53,252
Total Regulatory Capital	$59,371	$57,734	$58,105

Average Balances:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2010	2011	2010

Average Total Assets	$606,116	$609,750	$603,983	$608,462
Average Loans	325,008	334,098	329,843	339,140
Average Earning Assets	551,919	556,334	550,113	555,379
Average Deposits	469,214	460,310	465,771	457,694
Average Other Borrowings	69,268	100,500	74,485	103,129
Average Shareholders’ Equity	45,037	43,351	43,390	42,537

Asset Quality:

	September	June 30,	March 31	December
	30, 2011	2011	2011	31, 2010
Loan Risk Rating by Category (End of Period)
Special Mention	$11,278	$10,778	$9,510	$8,608
Substandard	17,919	17,342	19,769	21,920
Doubtful	—	—	—	—
Pass	300,231	298,176	304,887	299,426
	$329,428	$326,296	$334,166	$329,954

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Nonperforming Assets:
Non-accrual loans	$3,408	$5,652	$3,408	$5,652
Other real estate owned	8,268	7,374	8,268	7,374
Accruing loans past due 90 days or more	—	340	—	340
Total nonperforming assets	$11,676	$13,366	$11,676	$13,366

Loans charged-off	$377	$269	$1,342	$1,446
Overdrafts charged-off	11	14	26	35
Loan recoveries	(16)	(44)	(43)	(86)
Overdraft recoveries	(4)	(7)	(12)	(17)
Net Charge-offs	$368	$232	$1,313	$1,378
Net Charge-offs to Average Loans	0.11%	0.07%	0.40%	0.41%

Post Office Box 64 / Lexington, SC 29071

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 30,
	2011	2010	2011	2010	2011	2010	2011	2010
Interest Income	$6,382	$6,818	$6,466	$6,869	$6,440	$7,155	$19,288	$20,842
Interest Expense	1,754	2,335	1,847	2,404	1,986	2,448	5,587	7,187
Net Interest Income	4,628	4,483	4,619	4,465	4,454	4,707	13,701	13,655
Provision for Loan Losses	360	235	390	580	360	550	1,110	1,365
Net Interest Income After Provision	4,268	4,248	4,229	3,885	4,094	4,157	12,591	12,290
Non-interest Income:
Deposit service charges	440	459	478	478	458	485	1,376	1,421
Mortgage origination fees	698	342	263	225	191	124	1,152	691
Investment advisory fees and non-deposit commissions	218	82	138	160	175	174	531	416
Gain (loss) on sale of securities	133	218	7	104	134	2	274	324
Gain (loss) on sale of other assets	(18)	(10)	(44)	31	(47)	3	(109)	18
Fair value gain (loss) adjustment	(60)	(201)	(129)	(247)	4	(196)	(185)	(644)
Other-than-temporary-impairment write-down on securities	(50)	(440)	—	(216)	(4)	(143)	(54)	(799)
Loss on early extinguishment of debt	(74)	—	—	—	—	—	(74)	—
Other	401	472	505	393	516	373	1,480	1,247
Total non-interest income	1,688	922	1,218	928	1,427	822	4,391	2,674
Non-interest Expense:
Salaries and employee benefits	2,493	2,305	2,196	2,178	2,313	2,127	7,002	6,610
Occupancy	336	312	308	292	309	314	953	918
Equipment	287	290	290	295	281	288	858	873
Marketing and public relations	64	105	126	105	171	91	361	301
FDIC assessment	176	323	250	209	255	204	681	735
Other real estate expense	134	243	158	103	346	190	638	536
Amortization of intangibles	156	155	155	155	155	155	466	466
Other	912	911	944	867	893	817	2,807	2,597
Total non-interest expense	4,558	4,644	4,427	4,204	4,723	4,186	13,766	13,036
Income before taxes	1,398	526	1,020	609	798	793	3,216	1,928
Income tax expense	441	132	294	134	228	204	963	471
Net Income	957	394	726	475	$570	$589	$2,253	$1,457
Preferred stock dividends	167	166	168	166	167	166	502	497
Net income available to common shareholders	$790	$228	$558	$309	$403	$423	$1,751	$960

Per share data:
Net income, basic	$0.24	$0.07	$0.17	$0.10	$0.12	$0.13	$0.53	$0.29
Net income, diluted	$0.24	$0.07	$0.17	$0.10	$0.12	$0.13	$0.53	$0.29

Average number of shares outstanding - basic	3,303,519	3,263,983	3,275,515	3,243,548	3,271,758	3,238,046	3,280,438	3,259,395
Average number of shares outstanding - diluted	3,303,519	3,263,983	3,275,515	3,243,548	3,271,758	3,238,046	3,280,438	3,259,395

Return on average assets	0.52%	0.15%	0.39%	0.20%	0.27%	0.39%	0.39%	0.21%
Return on average common equity	9.35%	2.80%	7.31%	3.96%	5.31%	7.71%	7.24%	4.07%
Retirn on average common tangible equity	9.56%	2.90%	7.46%	4.13%	5.45%	8.08%	7.41%	4.24%
Net Interest Margin (non taxable equivalent)	3.36%	3.20%	3.37%	3.23%	3.30%	3.44%	3.33%	3.29%
Net Interest Margin (taxable equivalent)	3.37%	3.21%	3.37%	3.25%	3.30%	3.46%	3.33%	3.31%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates on Average Interest-Bearing Liabilities

	Three months ended September 30, 2011			Three months ended September 30, 2010
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$325,008	$4,747	5.86%	$334,098	$4,946	5.87%
Securities:	212,425	1,618	3.06%	196,501	1,846	3.73%
Federal funds sold and securities purchased	14,486	17	0.47%	25,735	26	0.40%
Total earning assets	551,919	6,382	4.64%	556,334	6,818	4.86%
Cash and due from banks	8,397			7,723
Premises and equipment	17,684			18,238
Other assets	32,949			32,393
Allowance for loan losses	(4,833)			(4,938)
Total assets	$606,116			$609,750

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$85,519	$69	0.32%	$72,570	$109	0.60%
Money market accounts	50,220	54	0.43%	45,237	73	0.64%
Savings deposits	32,275	12	0.15%	30,395	19	0.25%
Time deposits	218,948	979	1.79%	234,446	1,354	2.29%
Other borrowings	86,280	640	2.98%	100,500	780	3.08%
Total interest-bearing liabilities	473,242	1,754	1.49%	483,148	2,335	1.92%
Demand deposits	82,252			77,662
Other liabilities	5,585			5,589
Shareholders’ equity	45,037			43,351
Total liabilities and shareholders’ equity	$606,116			$609,750

Cost of funds, including demand deposits			1.27%			1.67%
Net interest spread			3.15%			2.94%
Net interest income/margin		$4,628	3.36%		$4,483	3.20%
Net interest income/margin FTE basis	$5	$4,633	3.37%	$18	$4,501	3.21%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates on Average Interest-Bearing Liabilities

	Nine months ended September 30, 2011			Nine months ended September 30, 2010
	Average	Interest	Yield/	Average	Yield/
	Balance	Earned/Paid	Rate	Balance	Rate
Assets
Earning assets
Loans	$329,843	$14,376	5.83%	$339,140	$14,970	5.90%
Securities:	204,040	4,854	3.18%	190,946	5,800	4.06%
Federal funds sold and securities purchased under agreements to resell	16,230	58	0.48%	25,293	72	0.38%
Total earning assets	550,113	19,288	4.69%	555,379	20,842	5.02%
Cash and due from banks	7,830			7,697
Premises and equipment	17,818			18,424
Other assets	33,063			31,863
Allowance for loan losses	(4,841)			(4,901)
Total assets	$603,983			$608,462
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$81,710	217	0.36%	$68,219	280	0.55%
Money market accounts	48,748	165	0.45%	44,084	252	0.76%
Savings deposits	31,541	38	0.16%	28,772	61	0.28%
Time deposits	221,766	3,137	1.89%	239,974	4,267	2.38%
Other borrowings	89,949	2,030	3.02%	103,129	2,327	3.02%
Total interest-bearing liabilities	473,714	5,587	1.58%	484,178	7,187	1.98%
Demand deposits	82,007			76,645
Other liabilities	4,872			5,102
Shareholders’ equity	43,390			42,537
Total liabilities and shareholders’ equity	$603,983			$608,462

Cost of funds, including demand deposits			1.34%			1.71%
Net interest spread			3.11%			3.03%
Net interest income/margin		$13,701	3.33%		$13,655	3.29%
Net interest income/margin FTE basis	$18	$13,719	3.33%	75	$13,730	3.31%